Exhibit 99.1

FOR IMMEDIATE RELEASE

REALD COMMENTS ON UNSOLICITED NON-BINDING INDICATION OF INTEREST FROM STARBOARD

LOS ANGELES, Calif.  (Oct. 1, 2014) — RealD Inc. (NYSE: RLD), a leading global visual technology company today issued the following comment in response to a letter it received on October 1, 2014 from Starboard Value LP:

RealD’s Board of Directors, in consultation with its advisors, will carefully review and consider the unsolicited, non-binding indication of interest from Starboard. RealD is always open to constructive discussions about opportunities to increase stockholder value. The Company will continue to take actions it believes are in the best interest of all RealD stockholders.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides certain of its technologies and active and passive eyewear to consumer electronics manufacturers and content distributors and will continue to leverage its extensive intellectual property portfolio to develop additional revenue opportunities.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil. For more information, please visit our website at www.reald.com.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; our expectations regarding demand for and acceptance of our technologies and our ability to successfully commercialize our technologies within a particular timeframe, if at all; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry; 3D motion picture releases and conversions scheduled for fiscal 2015 ending March 31, 2015 and beyond, their commercial success and consumer preferences, that, in recent periods, have trended in favor of 2D over 3D in some motion pictures in domestic and international markets; our ability to increase our revenues and the number of RealD-enabled screens in domestic and international markets and our market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry growth opportunities and trends in the market in which we operate, including growth in 3D content; our plans, strategies and expected opportunities; the deployment of and demand for our products and products incorporating our technologies; competitive pressures in domestic and international cinema markets impacting license and product revenues; and our ability to execute and achieve anticipated savings or other benefits from our cost reduction efforts.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. RealD’s Annual Report on Form 10-K for the twelve months ended March 31, 2014 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Investor Contact:
Andrew Greenebaum / Laura Bainbridge
310-829-5400
investors@reald.com
or
Media Contacts:
Rick Heineman
310-339-9347
rheineman@reald.com

Matthew Sherman / Michael Freitag / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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